CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report, dated January 13, 1997, accompanying the consoli-dated financial statements incorporated by reference in the Annual Report of Georgia Bancshares, Inc. on Form-10KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Georgia Bancshares, Inc. on Form S-8 (File No. 333-09827, effective August 9, 1996).

                                                 PORTER KEADLE MOORE, LLP



                                                 /s/ Porter Keadle Moore, LLP

                                                 Successor to the practice of:
                                                 Evans, Porter, Bryan & Co.

Atlanta, Georgia
March 28, 1997